SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2003

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 718-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9.	REGULATION FD DISCLOSURE

On December 2, 2003 and December 3, 2003, we will be making presentations to certain individuals. We are furnishing a copy of this presentation as Exhibit 99.1 to this Form 8-K. The presentation includes funds from operations data, which is a non-GAAP measure. We are providing a reconciliation to net income available to common stockholders, the most directly comparable GAAP measure, as Exhibit 99.2 to this Form 8-K. This information is also available under the Investor Relations tab on the menu bar at our website at www.nhp-reit.com.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2003	NATIONWIDE HEALTH PROPERTIES, INC. By: /s/ Mark L. Desmond Name: Mark L. Desmond Title: Senior Vice President and Chief Financial Officer

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